Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	Stagwell Inc.	CONTACT:	Beth Sidhu
	One World Trade Center, Fl. 65		Stagwell Inc.
	New York, NY 10007		202.423.4414
			Beth.sidhu@stagwellglobal.com

STAGWELL MARKETING GROUP AND MDC PARTNERS (MDCA) COMBINE FOLLOWING SUCCESSFUL SHAREHOLDER VOTE, FORMING STAGWELL INC.

Stagwell Inc. brings together the digital-first capabilities of Stagwell Marketing Group with the creative talent of MDC Partners, creating a top 10 global marketing services company

Combined Company will trade on the Nasdaq under the ticker STGW beginning on August 3

NEW YORK, NY August 2, 2021 – Stagwell Inc. (“Stagwell”) announced today that Stagwell Marketing Group Holdings LLC (“Stagwell Marketing Group”) and MDC Partners Inc. (“MDC”) have officially completed a business combination (the “Combination”) following a successful shareholder vote on July 26, 2021, creating a top 10 global marketing services company. The combined company is called Stagwell Inc. and will trade on the Nasdaq under the ticker symbol “STGW” beginning Tuesday, August 3, 2021. Under the continued leadership of CEO Mark Penn, Stagwell’s roster of world-class clients will benefit from award-winning creative talent and the latest connected technologies to drive the most effective marketing outcomes.

“I am excited about the unique opportunity we have to build a new kind of holding company that can transform the industry and create enhanced opportunities for growth and value in the marketplace,” said Mark Penn, CEO, Stagwell. “Stagwell is born from the understanding that modern culture demands the highest levels of agility and creativity to drive unique, connected experiences. Given the depth of our combined talent, we are uniquely positioned to build new marketing solutions help our clients achieve their business results. Madison Avenue, get ready for Stagwell.”

Stagwell targets growth to $3 billion in revenue by 2025, including acquisitions, organic growth, and new products. Stagwell expects its next-level growth to be driven by four key drivers:

•	Leading-edge digital transformation: Stagwell boasts a digital engine that understands the fastest growing segments of the marketing and advertising industry, such as e-commerce, platform building, online advocacy, influencer marketing, and global performance marketing.
•	Scaled creative performance: The combined company will break down the artificial divide between brand marketing and performance media to help clients deliver effective advertising at scale, powered by higher levels of creativity.
•	Innovative SaaS digital marketing products: Stagwell will continue its investment in building SaaS marketing products that solve for key gaps in the marketing ecosystem based on industry know-how and engineering heft.

•	Integrated solutions at global scale: While the top four marketing holding companies have historically had a stranglehold on these opportunities, the combined company can easily create global teams with the potential to win contracts at the highest levels.

These growth drivers will be supported by Stagwell’s culture of collaboration, which leverages the best in connected technology to bring together agencies across disciplines. The combined company’s nearly 10,000 employees and affiliates bring a wealth of experience across creativity, digital transformation, data analysis and audience targeting to help identify, design and execute the right solutions for modern marketers.

Stagwell now includes renowned brands including creative agencies such as 72andSunny, Anomaly, Doner and Forsman & Bodenfors, cutting edge digital transformation firms including Code and Theory, YML and Instrument, media powerhouses Assembly, ForwardPMX and GALE, public relations leaders Allison+Partners, SKDK and Hunter, and market research firms the Harris Poll and NRG. The combined company is expected to generate between $2.135 billion and $2.180 billion in total revenue and between $372 million and $387 million in Adjusted EBITDA in 2021 on a pro forma basis including $30 million of projected synergies. Stagwell’s clients include best-in-class marketers such as P&G, Nike, and Google.

“As we move forward as Stagwell, I could not be prouder of the incredible work our agencies have already achieved together on behalf of clients like Nike, Google and P&G,” said Penn. “As we enter this new phase of our partnership, I have no doubt we have the right talent, creativity and connected services to continue our combined legacy of industry-leading client work and truly transform the future of marketing.”

Designed and created by Doner, Stagwell’s new visual identity colorfully symbolizes the combination of MDC and the Stagwell Marketing Group, and the combination of creativity and connected experiences. Code and Theory designed Stagwell’s new website: www.stagwellglobal.com

About Stagwell Inc.

Stagwell (NASDAQ: STGW) is the challenger holding company built to transform marketing. We deliver scaled creative performance for the world’s most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our 10,000+ specialists in 30+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements (collectively, "forward-looking statements") within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended. Statements in this document that are not historical facts, including statements about Stagwell’s beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as "estimate," "project," "target," "predict," "believe," "expect," "anticipate," "potential," "create," "intend," "could," "should," "would," "may," "foresee," "plan," "will," "guidance," "look," "outlook," "future," "assume," "forecast," "focus," "continue," or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the business and operations of Stagwell; information concerning the Combination; and the anticipated benefits of the Combination. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement, including the risks identified in our filings with the Securities Exchange Commission (the "SEC").

These forward-looking statements are subject to various risks and uncertainties, many of which are outside Stagwell's control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the caption "Risk Factors" in Stagwell’s Annual Report on Form 10-K for the year-ended December 31, 2020 under Item 1A and under the caption "Risk Factors" in Stagwell's Quarterly Report on Form 10-Q for the quarter-ended March 31, 2021 under Item 1A.

You can obtain copies of Stagwell's filings under its profile on SEDAR at www.sedar.com, its profile on the SEC's website at www.sec.gov or its website at www.stagwellglobal.com. Stagwell does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.